Exhibit 99.1

Contact: Adam Hollingsworth

(904) 359-3161

CSX Reports Second-Quarter Earnings

JACKSONVILLE, Fla., July 24, 2003 – CSX Corporation (NYSE: CSX) today reported second quarter net earnings of $127 million, or 59 cents per share, versus $135 million, or 63 cents per share, a year ago.

Revenue at Surface Transportation, which includes CSX’s rail and intermodal units, was $1.89 billion, up from $1.83 billion in the second quarter of 2002. Surface Transportation operating income was $259 million compared to $293 million in the prior-year period. The quarter also included previously announced expenses of $17 million related to new asbestos claims filed in West Virginia; while the 2002 second quarter included $11 million in net favorable settlements of contract disputes. Operating income on a consolidated basis totaled $285 million, down from $321 million a year ago.

“We continued to see strong revenue growth in the quarter, and have successfully converted more than one million truck loads from the highway to our railroad since the beginning of 2001,” said Michael J. Ward, CSX chairman and chief executive officer. “Despite a continued sluggish economy, our modal conversion efforts produced solid gains in the forest products, metals, waste and intermodal markets. In addition, coal rebounded in the quarter and showed solid year-over-year improvement.

“However, we continued to be challenged by slowed operations as the railroad struggled to recover from a difficult operating environment during the early parts of the quarter. Reduced network fluidity caused a significant increase in labor expenses, partially offsetting the strong revenue gains. Looking ahead, we will regain our operational discipline and push more of our revenue to the bottom line,” Ward added.

Ward said Surface Transportation revenue growth outpaced the nation’s gross domestic product in the first half of 2003 and that revenue growth will continue even as questions about the economy remain. He also noted that the company is still on target to meet its year-end staff reduction and free cash flow plans.

On a consolidated basis, revenues were $1.94 billion versus $2.07 billion a year ago. Operating income at the company’s international terminal business was $17 million, compared to $16 million in the second quarter of 2002. A significant real estate sale in the second quarter of 2003 benefited the “Other Income” category.

CSX Corporation, based in Jacksonville, Fla., operates one of the largest rail networks in the United States and also provides intermodal and international terminal management services. More information about the company is available at its Internet address: www.csx.com

###

This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.